UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cold Gin Corporation

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(Name of small business issuer in its charter)

Delaware                   7941                       20-8560967

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(State or other     (Primary Standard Industrial      (I.R.S. Employer

jurisdiction of      Classification Code Number)       Identification

incorporation                                           Code Number)

         or organization)

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

734-686-0137

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(Address and telephone number of registrant's principal executive offices and principal place of business)

Eric Joffe

President and Chief Executive Officer

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

Telephone: 734-686-0137

Telecopier: 734-929-9601

www.mmaonly.com

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(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company

Large Accelerated Filer

[  ]

Accelerated Filer

[  ]

Non-accelerated Filer

[  ]

Small Reporting Company   [X]

CALCULATION OF REGISTRATION FEE

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|       Amount       |   Proposed Maximum   |

Proposed Maximum

|

Title of    |              |       to be        |    Offering Price    |     Aggregate  |    Amount of Shares|

| to be Registered   |     Registered       |     Per Share(1)

|   Offering Price   |

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 Common Stock, $.001 par   |                    |                      |                |

  value..................  |  500,000 shares    |        $0.10         |    $50,000     |

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(1) Registration fee of $1.97 has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

PRELIMINARY PROSPECTUS

COLD GIN CORPORATION

500,000 Shares of Common Stock

Price per share: $0.10

Total cash proceeds if all shares are sold: $50,000

      This is our initial public offering. We are offering up to 500,000 shares of our common stock at a price of $0.10 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Eric Joffe.

      There is no trading market for our common stock.

      There is no minimum amount of shares that are required to be sold in this offering. The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors.

The sales price to the public is fixed at $0.10 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over The Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

                         --------------------

      The purchase of our shares involves substantial risk. See "risk factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted .You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                         --------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

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                          |   Price     |  Underwriting    |   Proceeds

                          |   to        |  Discounts and   |   To

                          |   Public    |  Commissions     |   COLD GIN CORPORATION

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Per Share ............... |   $   0.10  |       $0         |   $   0.10

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Total ................... | $50,000     |       $0         |   $50,000

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Cold Gin Corporation

The date of this prospectus is February 14, 2008

TABLE OF CONTENTS

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                                                           PAGE

                                                           ----

PROSPECTUS SUMMARY

4

RISK FACTORS

7

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

13

DILUTION

13

SELLING SECURITY HOLDERS

14

PLAN OF DISTRIBUTION

15

DESCRIPTION OF BUSINESS

17

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

22

DESCRIPTION OF SECURITIES

22

RELATED PARTY TRANSACTIONS

25

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

26

ACT LIABILITIES

26

LEGAL PROCEEDINGS

27

EXPERTS

27

REPORTS TO SECURITY HOLDERS

27

FINANCIAL STATEMENTS

28

 CORPORATION, INC.  SUBSCRIPTION AGREEMENT

40

                          PROSPECTUS SUMMARY

      You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to COLD GIN CORPORATION.

                       Cold Gin Corporation

Corporate Background

       Cold Gin Corporation is a development stage company incorporated in the State of Delaware in August of 2006. We were formed to develop online opportunities in the field of mixed martial arts. We intend to build online communities and Internet retail outlets focused on the field of mixed martial arts which is also known as extreme fighting or ultimate fighting. Our first website, MMAonly, (www.mmaonly.com.) began operations in January 2007. We also own the domain names www.mmachicks.com and www.mmalocker.com but we have not launched websites at those domains yet.

MMA is a sport growing in popularity around the world. In MMA matches, athletes use a combination of a variety of fighting styles, including boxing, judo, jiu jitsu, karate, kickboxing, muy thai, tae kwon do, and wrestling. Typically, MMA sporting events are promoted either as championship matches or as vehicles for well-known individual athletes. Professional MMA competition conduct is regulated primarily by rules implemented by state athletic commissions and is currently permitted in 21 states. Athletes win individual matches by knockout, technical knockout (referee or doctor stoppage), submission, or judges’ decision. Scoring for a judge’s decision is conducted by a panel of three judges provided by the relevant state athletic commission, using a ten-point system similar to the scoring system used in boxing. Referees attending matches are also provided by the relevant state athletic commission and are qualified to referee at a MMA competition. During fights, which typically consists of three four-minute rounds, referees strictly enforce the rules of conduct for the relevant state’s athletic commission and those required by the organization promoting the event.

Since our inception on August 7, 2006 through October 31, 2007, we have not generated any revenues and have incurred a net loss of $1,750. Our only business activity has been the formation of our corporate entity, the development of our business model, and the establishment of our initial website. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that and advertising sales and sponsorships of content areas generated will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Cold Gin is developing an Internet destination and marketplace in the United States for athletes and fans of mixed martial arts. We intend to utilize the power of the Internet to aggregate in a single location a network of industry participants and a comprehensive database of mixed martial arts information to create an open marketplace that is local, regional and national in nature. Because we commenced operations in March of this year, we currently limited offerings on our website www.mmaonly.com  We currently offer a collection of videos taken from various sources around the Internet as well as uploaded directly by fans and athletes.

Historically, MMA events were broadcast in the United States only through pay-per-view arrangements. MMA events were broadcast for the first time on free cable television in 2004 and now attract roughly two million viewers per week, comparable to weekly broadcasts of World Wresting Entertainment events. Spike TV, a cable television broadcaster, is currently broadcasting the fourth season of a popular reality television program, “The Ultimate Fighter,” based on MMA training and competitions. In addition, competing MMA promoters have continued to grow the pay-per-view audience for their MMA events as well as their presence on broadcast and basic cable television. In Japan, live MMA sporting events promoted by competitors routinely sell tens of thousands of seats, are broadcast on major Japanese television networks, and appear on pay-per-view and home video throughout the rest of the world. MMA events in the United States now generate attendance and pay-per-view audiences similar to professional boxing and wrestling.

Our business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We intend to generate revenues primarily from banner advertisings, content sponsorship, ecommerce product sales, classified advertising, and internet broadcasting of events from around the world.

As of the date of this prospectus we have only one officer and director acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

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The Offering

Common Stock Offered

  for Sale .................  Up to a maximum of 500,000 shares.

Price to the Public ........  $0.10 per share in cash.

Use of Proceeds

  Primarily for ............  Offering expenses, sales and marketing,

                              independent contractors and web site

                              improvement.

Number of Shares

  Outstanding Prior

  to the Offering ..........  850,000

Number of Shares

  Outstanding After

  the Offering .............  900,000 if 10% of offering sold.

                              975,000 if 25% of offering sold.

                              1,100,000 if 50% of offering sold.

                              1,225,000 if 75% of offering sold.

                              1,350,000 if 100% of offering sold.

Plan of Distribution .......  This is a direct public offering,

                              with no commitment by anyone to

                              purchase any shares. Our shares

                              will be offered and sold by

                              Eric Joffe, our CEO.

Terms of the Offering ......  This is a no minimum offering.

                              Accordingly, as shares are sold, we

                              will use the money raised for our

                              activities. The offering will

                              remain open until 180 days from the

                              date of this prospectus, which may

                              be extended for an additional 180

                              days at the discretion of the board

                              of directors. We cannot be certain

                              that we will be able to sell

                              sufficient shares to fund our

                              operations adequately.

        [The balance of this page is intentionally left blank]

                             RISK FACTORS

      You should carefully consider the possibility that your entire investment may be lost. As such, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing our common stock. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

       We Will Need to Raise $50,000 in this Offering, or We Will Not Be Able to Generate Enough Revenue and Become Profitable from are Website/Live Events and Achieving Liquidity, and Investors May Lose Their Entire Investment.

    We incurred losses in fiscal 2006. As a result, we may not be able to generate profits in 2007 or thereafter and may not be able to support our operations.

We have never had any revenues.

      IF WE DO NOT SECURE SIGNIFICANT ADDITIONAL FINANCING, IT IS LIKELY THAT WE WILL HAVE TO DISCONTINUE OUR BUSINESS OPERATIONS.

      We estimate that to stage events in 2008 and to complete our website we will require approximately $50,000 of debt or equity financing over the twelve months. We cannot assure you that we will be able to obtain the required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our retail initiatives, which could result in our having to discontinue our operations.

      OUR ACCOUNTANTS' AUDIT REPORT INDICATES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. THEREFORE, WE MUST RAISE ADDITIONAL CAPITAL, IF WE DO NOT, INVESTOR'S IN THIS OFFERING MAY LOSE THEIR ENTIRE INVESTMENT.

              There is substantial doubt as to our ability to continue as a going concern, given our current financial condition and our need for additional funding. If we are unable to continue as a going concern, investors in our common stock will likely lose their entire investment. We have indicated in our financial statements that there is substantial doubt about our ability to continue as a going concern. In addition, the auditors' report includes an explanatory paragraph that indicates that there is substantial doubt about our ability to continue as a going concern.

       We Depend Highly on Eric Joffe, Our President, Treasurer, and Sole Director, Who Is Difficult To Replace. The Loss of Mr. Joffe May Result in the Ceasing of Operations, and Investors May Lose Their Entire Investments.

      We have only one sole officer and director, Eric Joffe who is also our President, Chief Executive Officer, Secretary, and Treasurer of COLD GIN CORPORATION, who devotes approximately 20% of his time per week to our business. Our intended plan of operations is dependent upon the continuing support and expertise of Mr. Joffe. Loss of Mr. Joffe could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investors investments.

     Since this Is a Direct Public Offering and There Is No Underwriter, We May Not Be Able to Sell Any Shares Ourselves, and Investors Run the Risk of Losing Their Entire Investment.

      We have not retained an underwriter to sell these securities. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

       OUR MANAGEMENT HAS LIMITED PROMOTIONAL EXPERIENCE AND CONSUMERS MAY NOT DESIRE TO ATTEND OUR EVENTS OR BUY OUR RECORDED PRODUCTS.

Since a single stockholder, upon completion of the offering will beneficially own the significant of our outstanding common shares, that single stockholder will retain the ability to potentially control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Peter Klamka will own approximately 37% of our outstanding common shares after completion of the offering. As a consequence of its controlling stock ownership position, Woodward will retain the ability to elect a majority of our board of directors, and thereby control our management. Peter Klamka also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by Peter Klamka could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 90% in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Cold Gin may fail to implement its business model profitably.

The business of advertising on the Internet is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors.

We are dependent on the popularity of mixed martial arts.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on the continued growth of mixed martial arts as a form of sports entertainment.

We may be unable to compete with larger or more established sports leagues for corporate advertising budgets.

We face a large and growing number of competitors in the sports and entertainment industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to obtain corporate advertising. We cannot be sure that we will be able to compete successfully with existing or new competitors.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from fees and advertising, in addition to hiring new employees and commencing additional marketing activities for our services. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence marketing of our websites, and will assist us in further developing our initial business operations, including the enhancement of our website; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at December 31, 2006 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

Our products could give rise to claims that our technology infringes on the rights of others.

We are potentially subject to claims and litigation from third parties claiming that our products or processes infringe their patent or other proprietary rights. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture, use or sell the affected product or process. Litigation, which could result in substantial costs to us, may also be necessary to enforce our patent and proprietary rights and/or to determine the scope and validity of the patents or proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent us from selling our products or materially and adversely affect our business, financial condition and results of operations. If any such claims are asserted against us, we may seek to enter into a royalty or licensing arrangement. We cannot assure you that a license will be available on commercially reasonable terms, or at all.

We may be subject to claims of trademark infringement, which may harm our business.

We may be subject to legal proceedings alleging claims of trademark infringement in the future. If we must rebrand, it may result in significant marketing expenses and additional management time and resources, which may adversely affect our business.

Additionally, we cannot guarantee that our trademarks will be completely protected. This could cause harm to our brand and ultimately, to us. We could also spend additional time and resources fighting other entities that might infringe upon our trademarks.

We may be unable to scale our operations successfully.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

Mr. Joffe has no experience in framing an online business dedicated to mixed martial arts. The lack of experience in framing an online mixed martial arts business could impact our return on investment, if any.

As a result of our reliance on Mr. Joffe, his lack of experience in developing an online mixed martial arts web based business, our investors are at risk in losing their entire investment. Mr. Joffe intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Joffe to make the appropriate management decisions.

      As There Is No Public Market for Our Common Shares, They Are an Illiquid Investment and Investors May Not Be Able to Sell Their Shares.

      WE MAY EXPERIENCE DIFFICULTIES ACCURATELY FORECASTING OUR OPERATING RESULTS. THIS COULD MAKE IT MORE DIFFICULT FOR US TO SUSTAIN OUR BUSINESS OPERATIONS.

      Due to our limited operating history in the entertainment market and uncertainty regarding whether the market will accept our events and products, we may not be able to accurately forecast our future operating results. If net sales from our television programs, live events and ancillary products  fall materially short of estimated expenses, our business operations will become more difficult to sustain since we will then have to reduce our spending, raise more capital than anticipated, or do both. We may not be able to do either in a timely manner, or at all, in which case we would have to curtail or suspend certain or all of our business operations.

      WE FACE INTENSE COMPETITION FROM OTHERS SEEKING TO PROVIDE SIMILAR EVENTS AND PROGRAMMING.

      We face intense competition in the market for live and televised sports entertainment from a variety of promoters such as Ultimate Fighting Championship, World Extreme Fighting, Extreme Fighting International, Gracie Brazilian Jiu-Jitsu, as well as many other organizations.  In addition, we face competition from other contests and other forms of televised entertainment. Many of our competitors are large businesses with vastly greater experience and capital resources than we possess. We can give no assurances that we will be able to compete with such companies.

      NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

      Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

     IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has net tangible assets of at least $50,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Outline of Business Plan” and “Plan of Operation” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

            WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

            We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

USE OF PROCEEDS

      The net proceeds to us from the sale of the 500,000 shares offered hereby at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,000 for legal, accounting, printing and other costs in connection with the offering. In the event we fail to raise enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowings from our officers and directors, and we cannot assure you that we will have any success in this regard.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.

	Sale of 100% of Issuer stock offered	Sale of 50% of Issuer stock offered	Sale of 25% of Issuer stock offered	Sale of 10% of Issuer stock offered
Gross Proceeds Less Expense of Offering: Legal Fees Accounting Fees Electronic Filing and Printing Use of Proceeds: Website Construction Advertising/Promotion Transfer Agent Working Capital	$ 50,000 5,000 4,500 800 2,500 28,500 700 8,000

	$ 25,000 5,000 4,500 800 2,500 11,500 700 0	$ 12,500 5,000 4,500 800 1,500 0 700 0	$5,000 1,700 2,500 800 0 0 0 0	Total Use of Proceeds
$50,000	$25,000	$12,500	$5,000

      The specifics of each use of proceeds as illustrated in the table above will break down in their order of priority, assuming all shares are sold in this offering, as follows:

      1. Offering expenses: $10,300 in expenses relates to the cost of conducting this offering. They include sec registration fee, state registration fee and expenses, printing and shipping expenses, legal fees and expenses, accounting fees and expenses.

              2.    The $8,000 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for future events.

      3. Web site improvement: $2,500 will be used to improve our current web site.

      4. Advertising/Promotion: $28,500 will be used to promote upcoming MMA events, pay for rental fees, and other marketing and promotion.

      5. We will not have sufficient funds to commence operations unless substantially all of the 500,000 common shares being offered by us are purchased.

  In the event we only sell 250,000 of our common shares we would be able to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would be able to meet the other expenses only partially and hence we are likely to be indebted to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to meet requirements.

      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 500,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. If we raise only 10% of the offering, or none, we will not be able to cover the expenses related to this offering.

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, postage, office supplies and other miscellaneous expenses. Professional fees consist of accounting and legal costs for filings. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $25,000 in gross proceeds from the offering is received, $10,300 will be used for the offering expenses, $11,500 will be used for promotion and marketing, $2,500 will be spent on website development, and nothing will be available for working capital. If less than $10,300 is received the entire amount will be applied toward offering expenses.

      In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts and pay salaries to our employees. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of Eric Joffe our CEO who will not receive any commissions.

      There is no minimum amount that must be sold in this offering.

DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      As of February 14, 2008, COLD GIN CORPORATION'S net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of COLD GIN CORPORATION’S tangible assets less its total liabilities. Net tangible book value per share represents COLD GIN CORPORATION’S total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds(after deducting offering expenses of $10,300), COLD GIN CORPORATION’S net tangible book value as of the closing of this offering would increase from $0 to $.03 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.07 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.03

Net tangible book value per share after offering................. $0.03

Dilution per share to new investors.............................. $0.07

Percentage dilution..............................................  70%

The following assumes the sale of 75% of the shares of common stock in this offering. As of February 14, 2008, COLD GIN CORPORATION’S net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of COLD GIN CORPORATION’S tangible assets less its total liabilities. Net tangible book value per share represents

COLD GIN CORPORATION’S total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,300), COLD GIN CORPORATION’S net tangible book value as of the closing of this offering would increase from $0 to $.02 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.02

Net tangible book value per share after offering................. $0.02

Dilution per share to new investors.............................. $0.08

Percentage dilution..............................................  80%

The following assumes the sale of 50% of the shares of common stock in this offering. As of February 14, 2008, COLD GIN CORPORATION’S net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of COLD GIN CORPORATION’S tangible assets less its total liabilities. Net tangible book value per share represents

COLD GIN CORPORATION’S total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,300), COLD GIN CORPORATION’S net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.09 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.01

Net tangible book value per share after offering................. $0.01

Dilution per share to new investors.............................. $0.10

Percentage dilution..............................................  90%

The following assumes the sale of 25% of the shares of common stock in this offering. As of February 14, 2008, COLD GIN CORPORATION’S net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of COLD GIN CORPORATION’S tangible assets less its total liabilities. Net tangible book value per share represents

COLD GIN CORPORATION’S total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,300), COLD GIN CORPORATION’S net tangible book value as of the closing of this offering would not increase and would result in immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................. $0.00

Dilution per share to new investors.............................. $0.10

Percentage dilution..............................................  100%

The following assumes the sale of 10% of the shares of common stock in this offering. As of February 14, 2008, COLD GIN CORPORATION’S net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of COLD GIN CORPORATION’S tangible assets less its total liabilities. Net tangible book value per share represents

COLD GIN CORPORATION’S total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,300), COLD GIN CORPORATION’S net tangible book value as of the closing of this offering would not increase and would result in immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................. $0.00

Dilution per share to new investors.............................. $0.10

Percentage dilution..............................................  100%

                       SELLING SECURITY HOLDERS

      None of our security holders is offering any securities under this offering. We are selling all of the shares under this offering.

                         PLAN OF DISTRIBUTION

General

      We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “best efforts,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Cold Gin Corporation, Inc. and no commissions will be paid for the sale of the 500,000 shares of Cold Gin Corporation, Inc. .

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, Eric Joffe, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Joffe will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Klamka intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Joffe;

Mr. Joffe will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•

he must not be subject to a statutory disqualification;

•

he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•

he must not be an associated person of a broker-dealer;

•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Cold Gin otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Joffe will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Joffe, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•

a prospectus, with subscription agreement, is delivered by  to each offeree;

•

the subscription is completed by the offeree, and submitted by check back to Woodward where the subscription and a copy of the check is faxed to counsel for review;

•

each subscription is reviewed by counsel for Cold Gin to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•

once approved by counsel, the subscription is accepted by Mr. Joffe and the funds deposited into an account labeled: Cold Gin, Inc., within four (4) days of acceptance;

•

subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

Funds will be deposited to an account at the following bank:

Cold Gin Corp

United Bank and Trust

2723 S. State Street

Ann Arbor, Michigan 48104

         To pay our incorporation expenses, our legal and accounting fees, and expenses related to this registration statement, since inception through February 5, 2008, we have relied on financing of $1,000 furnished by Peter Klamka, Eric Joffe, or corporations associated with Mr. Klamka.  Otherwise we have not raised any funds from the sale of equity securities or debt financing.

Currently our only ongoing costs are legal and accounting expenses, website development and hosting, and graphic design.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the NASD, upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the NASD bulletin board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      * we must remain current in our filings;

      * we must find a member of the NASD to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the NASD'S corporate finance department must issue a "no objection" position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Our President Eric Joffe Will Be Selling Our Securities on our Behalf. Eric Joffe is not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other

        remuneration based either directly or indirectly on

        transactions in securities.

      * He is retired from his practice and not currently employed by an associated               person of a broker of dealers at the time of his participation in the sale of our securities.

     He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any

         communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a

         communication initiated by the potential purchasers,

         provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in

         effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Method of Subscribing

      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the closing of the offering, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal money order payable in United States dollars to the order of Cold Gin Corporation and delivered to us at 1300 E. Lafayette Suite 905, Detroit, Michigan 48207. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

DESCRIPTION OF BUSINESS

Overview

Our objective is to establish the company as a recognized brand of high quality entertainment properties using the Cold Gin and MMA brands.

       Cold Gin  is a development stage company incorporated in the State of Delaware in August 2006. We were formed to engage in the business an online community dedicated to mixed martial arts. During our initial year of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, we are in the process of expanding our website, which upon completion will address the aspects of our business concept as set forth below. We commenced our business operations in January 2007 through the posting of the initial page of our website (www.mmaonly.com).

We are attempting to build  www.mmaonly.com into a a leading destination on the Internet for fans and athletes interested in mixed martial arts. Our principal goal is to earn revenues by uniting readers and advertisers. In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the Internet for a consumer information facility, online destination, and  online retail establishment will provide us a base for operating our company. We registered the domain name www.mmaonly.com and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website during the third quarter of 2007. We currently show MMA videos on our site.

2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to businesses. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, link sharing programs and search engine placements. We expect to generate some revenues from our MMA content offerings alternative fuels during the first two quarters of 2007, however, during the fourth quarter of 2007 we expect to formalize and implement a marketing scheme to provide retailers of alternative fuels with an additional marketing outlet.

3. Develop and implement a comprehensive consumer information website – We intend to create an online news source regarding mixed martial arts. Initially, we intend to allow users to post articles and news about their favorite MMA athletes and events. We also intend to display press releases and formal news items from other Internet sources our our site. We also intend to create user forums to allow discussions related to mixes martial arts.

Woodward commenced its website in January 2007, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Creation of our initial website, www.mmaonly.com;
•	Research of our competition;
•	Development of our business plan
•	Research of software to assist us in our anticipated website development; and
•	Establishment of listing criteria.

 Cold Gin is a recently established business, with temporary offices at 1300 E. Lafayette Suite 905., Detroit, Michigan. Woodward Capital Partners, LL created the business as a result of its interest in mixed martial arts. .  The office space is provided at no cost by Woodward Capital Partners, LLC.

Business of Issuer

We are developing an online community of websites focused on mixed martial arts.  MMA is a fast growing sport. According to a December 2006 press release issued by Spike TV, its reality show “Ultimate Fighter” airing on Spike TV has consistently delivered 2 million viewers each week during its first four seasons. Currently, the sport is licensed in more than 21 states and four provinces in Canada and a number of other states are attempting to license the sport. MMA is also extremely popular internationally with a number of its stars from other countries, including Brazil, U.K., and Japan. MMA matches have taken place in many foreign countries. Management believes that MMA is still a sport in its infancy with significant room to grow.

The potential customer base in the United States for MMA is over 20 million people participating in some form of martial arts. There are approximately 25,000 martial arts gyms in the United States.

The Opportunity

We hope to exploit the growing interest in MMA by creating an online community centered around MMA enthusiasts and participants, using our website www.mmaonly.com ,www. mmalocker.com, and www.mmachicks.com. We may also develop distribution channels for the content derived from its video library or other sources.

Currently, there is a lack of community and awareness for a number of MMA athletes. We plan to work at the grassroots level with to allow fans an opportunity to learn about different events, athletes, and seminars. In essence, we will also help each individual fighter develop his/her own brand awareness and in turn create a community of fighters and fans across the country.

We also plan on building an extensive library of content relating to MMA which may attract additional fans to the website and may generate future revenues. Such content will include live MMA events and content provided by fans, fighters and other users of our website, www.mmaonly.com.

There are various marketing tools that we will use to excite and capture the fans and fighters to participate in our online communities. Some of those may include contests, games, tournaments, and mobile games and ringtones.

 Based upon our business model, we intend to provide significant benefits to advertisers and other industry participants by enabling them to advertise, interact and learn with what we believe is a significant online consumer audience related to mixed martial arts.

Our business model is being built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We anticipate generating our advertising revenues from business interested in reaching our expect audience of young males. We also intend to generate revenues from ecommerce opportunities through the launch of  our intended retail site, www.mmalocker.com.

We also expect to add pay per download or pay per view features to our website in the future. This feature will allow fans to purchase specific fights, videos of training techniques, or special information on an individual basis.

Our objective is to build and maintain a superior online presence for the MMA community. After developing a position in the market for our service, our main thrust of our strategy is to enhance our market position by growing our content offers,  our database of information regarding the patterns of buyers, our network of  athletes and the audience of users of our website.

Competition

The MMA market is fragmented. According to MMA Weekly, the Ultimate Fighting Championship currently holds the first mover advantage and is the preeminent entity in the sport. In 2001, UFC was purchased from Semaphore Entertainment Group by ZUFFA, LLC, which is headed by Stations Casinos owners Frank Fertitta and Lorenzo Fertitta. The first event sold less than 4,000 tickets and took in just over $215,000 at the gate. A recent December 30, 2006 event sold approximately 12,000 tickets and took in over $5.3 million at the gate. The Ultimate Fighting Championship’s pay-per-view numbers also continue to rise exemplifying its and the sports increased popularity. UFC is now consistently doing PPV business on a similar level as big-time boxing. UFC has exceeded World Wrestling Entertainment in domestic orders. The Randy Couture-Chuck Liddell show in February of 2006, which originally projected at 350,000 PPV buys, is now estimated to top 400,000 buys. The final buyrate for UFC ‘60’ event will be in the range of 615,000 to 625,000 pay-per-view buys and the gross PPV revenue will be approximately $25 million. The initial buyrate estimate for UFC 61 is expected top 775,000 buys which equals approximately $31 million in gross PPV revenue. Additionally, there are a number of other participants in the market that have been successful to some degree including Pride and K-1.

There are numerous websites that could be considered competition to our company including Sherdog.com, Mmaweekly.com, and UFC.com.

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities.

        Our business involves risks of liability associated with entertainment content, which could adversely affect our business, financial condition or results of operations. As a developer and distributor of media content, we may face potential liability for any of:

·       defamation;

·       invasion of privacy;

·       copyright infringement;

·       actions for royalties and accountings;

·       trademark misappropriation;

·       trade secret misappropriation;

·       breach of contract;

·       negligence; and/or

·       other claims based on the nature and content of the materials distributed.

        These types of claims have been brought, sometimes successfully, against roadcasters, publishers, merchandisers, online services and other developers and distributors of entertainment content. We could also be exposed to liability in connection with material available through our Internet sites. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on us.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Eric Joffe, who is also our sole officer and director. We look to Mr. Joffe for his entrepreneurial skills and talents. It is Mr. Joffe and Woodward Capital Partners, LLC who provided us our business plan. For a discussion of Mr. Joffe’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Joffe will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Joffe is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our SB-2 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

Reports

          As an issuer whose securities will be registered under section 12(g) of the

Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC

maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bankruptcy or Receivership or Similar Proceedings

  None

Legal Proceedings

     Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name                     Age    Term Served         Title / Position(s)

--------------------     ---    ---------------     -----------------------------------

Eric Joffe                29    Since inception     Sole Officer and Director

      There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Eric Joffe - CEO, President, Treasurer and Director

      Eric Joffe, is the founder of Cold Gin Corporation Mr. Joffe has been the president, chief executive in August, 2006.

Eric Joffe, age 29. Over the past five years, Mr. Joffe has been involved in a number of entrepreneurial pursuits, including a privately held services company that began operations in 1974. Additionally, Mr. Joffe was previously employed as technical support Customer service Rep by Creative Solutions Inc., a provider of outsourced technical services. He is currently employed by Legend Mobile, Inc. (OTCBB: LGMB) as general manager. Mr. Joffe has a Bachelor of Business Administration from Eastern Michigan University, with an emphasis in accounting.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      No officer, director, or persons nominated for such positions and no promoters or significant employee of COLD GIN CORPORATION has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

There are no employment contracts with any officers or directors at this time. Mr. Joffe has agreed to waive all cash compensation until the Company begins to generate revenue from its operations.

Indemnification of Directors and Officers

      Except as permitted by the Delaware Revised Statutes, the Company’s Articles of Incorporation do not provide for any additional or different indemnification procedures.  At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

 Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject at the discretion of our sole director, Eric Joffe.

Conflict of Interest - Management's Fiduciary Duties

      Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between COLD GIN CORPORATION and his other business activities.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to our officers and directors, and any of his affiliates. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth, as of February 14, 2008, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned. Also, unless otherwise indicated, the address of each beneficial owner identified below is c/o Cold Gin Corporation, 1905 Pauline Blvd. Suite 1, Ann Arbor, Michigan 48103.

Eric Joffe

350,000

Peter Klamka

500,000

TOTAL

850,000

                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 10,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•

adopt resolutions;

•

to issue the shares;

•

to fix the number of shares;

•

to change the number of shares constituting any series; and

•

to provide for or change the following:

•

the voting powers;

•

designations;

•

preferences; and

•

relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•

dividend rights (including whether dividends are cumulative);

•

dividend rates;

•

terms of redemption (including sinking fund provisions);

•

redemption prices;

•

conversion rights; and

•

liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Eric Joffe, may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      We expect to engage Capital Stock Transfer, Inc. to act as our stock registrar and transfer agent upon completion of the offering. Its address and telephone number is 1431 Powhatan Street Alexandria, VA 22314, 703-683-1895. Up until the present time, we have acted as our own transfer agent and registrar.

Shares Eligible For Future Sale

      Upon completion of this offering, we will have 1,350,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 500,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

      The remaining 850,000 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act.

These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the

        manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                      RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into:

      All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

      For services rendered, 350,000 shares have been issued to Eric Joffe for services as President and 500,000 shares were issued to Peter Klamka for capital provided for website development and design.

      No other offers or sales have been made by the Company.

     It is contemplated that we may enter into certain transactions with our sole director, Eric Joffe, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of Peter Klamka, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

      There are currently no related party transactions between Joffe or Klamka affiliates and COLD GIN CORPORATION. Further, COLD GIN CORPORATION has not had any preliminary contact or discussions with Klamka or Joffe affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

Jillian Sidoti, for compensation for services rendered on the filing of this offering, shall receive $10,000 worth of shares. Such shares shall not be derived from the shares offered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under General Corporation Laws of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by General Corporation Laws of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of General Corporation Laws of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted.

We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL PROCEEDINGS

       We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

EXPERTS

      The financial statements of Cold Gin Corporation for the periods ending on December 31, 2006, included in this prospectus have been examined by Maddox Ungar Silberstein, PLLC, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

REPORTS TO SECURITY HOLDERS

      Cold Gin Corporation is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the calendar year ending December 31, 2007, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

      The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10-SB.

      We may cease filing periodic reports with the Securities and Exchange Commission if:

      * We have less than 300 stockholders of record; or

      * We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

      Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

      The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of that site is

http://www.sec.gov.

      We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

      You can also call us at 734-686-0137, write us at 1300 E. Lafayette, Suite 905, Detroit, Michigan 48207 or e-mail anytime with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

FINANCIAL STATEMENTS

COLD GIN CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FOR THE PERIOD

AUGUST 7, 2006 (INCEPTION)

THROUGH

DECEMBER 31, 2006 (audited)

AND

AS OF OCTOBER 31, 2007 (unaudited)

TABLE OF CONTENTS

Financial Statements:

  Report of Independent Registered Public Accounting Firm

1

  Balance Sheet inception to December 31, 2006 (audited)

2

  Statement of Earnings inception to December 31, 2006 (audited)

3

  Statement of Stockholders’ Equity inception to December 31, 2006 (audited)

4

  Statement of Cash Flows inception to December 31, 2006 (audited)

6

  Notes to Financial Statements Audited

       6-10

  Balance Sheet through October 31, 2007 (unaudited)

11

  Statement of Earnings through October 31, 2007 (unaudited)

12

  Statement of Stockholders’ Equity through October 31, 2007 (unaudited)

13

  Statement of Cash Flows through October 31, 2007 (unaudited)

14

  Notes to Financial Statements Unaudited

    15 - 20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Cold Gin Corporation

Detroit, Michigan

We have audited the accompanying balance sheet of Cold Gin Corporation  (a development stage company) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from August 7, 2006 (date of inception) to December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cold Gin Corporation  as of December 31, 2006, and the results of its operations and cash flows for the period from August 2, 2006 (date of inception) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan

December 10, 2007

COLD GIN CORPORATION

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEET

AS AT DECEMBER 31, 2006

ASSETS

Current

Subscription receivable

 $        100

TOTAL ASSETS

 $        100

STOCKHOLDERS’ EQUITY

SHARE CAPITAL

Common shares, 50,000,000 authorized, par value $0.001

 - issued and outstanding, 850,000

 $        850

Preferred stock, 1,000,000 shares authorized, par value $0.01

 - issued and outstanding, nil

              -

Additional paid-in capital

        1,000

Deficit accumulated during development stage

       (1,750)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

 $        100

The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF EARNINGS

FROM INCEPTION (AUGUST 7, 2006) TO DECEMBER 31, 2006

REVENUE

 $           -

OPERATING EXPENSES

Selling, general and administrative

        1,750

Total Operating Expenses

        1,750

NET LOSS

 $    (1,750)

Weighted Average Number of Common Shares Outstanding

      342,329

Net Loss Per Share - Basic and Fully Diluted

 $    (0.005)

The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION (AUGUST 7, 2006) TO DECEMBER 31, 2006

				DEFICIT
				ACCUMULATED
			ADDITIONAL	DURING
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance - August 7, 2006		$ -	$ -	$ -	$ -

Common stock issued	850,000	850	1,000	-	1,850

Net loss - December 31, 2006		-	-	(1,750)	(1,750)

Balance - December 31, 2006	850,000	$ 850	$ 1,000	$ (1,750)	$ 100

The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF CASH FLOWS

FROM INCEPTION (AUGUST 7, 2006) TO DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

 $    (1,750)

Stock issued for services rendered

       1,750

Changes in assets and liabilities

Subscription receivable

          (100)

NET CASH FLOWS FROM OPERATING ACTIVITIES

          (100)

CASH FLOWS FROM FINANCING ACTIVITIES

Share capital issued

           100

NET CASH FLOWS FROM FINANCING ACTIVITIES

           100

Net Change In Cash

             -

Cash and Cash Equivalents - beginning of period

             -

Cash and Cash Equivalents - end of year

 $           -

 The accompanying notes are an integral part of the financial statements.

Cold Gin Corporation

(A Development Stage Company)

Notes to the Financial Statements Audited

December 31, 2006

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

COLD GIN CORPORATION (the “Company”) was incorporated in the State of Delaware on August 7,  2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Cold Gin Corporation

(A Development Stage Company)

Notes to the Financial Statements Audited

December 31, 2006

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

(e)	Income Taxes: continued

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash equivalents approximates its fair value due to the short period of time to maturity.

(h)    Stock Based Compensation:

SFAS No. 123,  "Accounting for Stock-Based  Compensation,"  establishes and encourages the use of the fair value based method of accounting for stock-based compensation  arrangements under which compensation cost is determined using the fair value of stock-based  compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current  intrinsic value accounting  method specified  in  Accounting  Principles  Board  ("APB")  Opinion  No. 25, "Accounting  for Stock Issued to Employees," to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has  disclosed  the pro forma effect of using the fair value based  method to account  for its  stock-based  compensation  issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity  securities  based on the fair value of the security on the date of grant. For stock-based  awards the value is based on the market  value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of  tradability.  Stock  option  awards are  valued  using the Black-Scholes option-pricing model.

(i)    Comprehensive Income:

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and

Cold Gin Corporation

(A Development Stage Company)

Notes to the Financial Statements Audited

December 31, 2006

(i)	Comprehensive Income: continued

unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

NOTE 2 -  CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 51,000,000 shares consisting of 50,000,000 common shares with a par value of $.001 and 1,000,000 Series A Preferred shares with a par value $0.01.  Series A Preferred shares have not yet been issued.  On August 9, 2006, the Company issued 10,000 common shares for $100.  Additionally the Company issued a total of 840,000 common shares for services rendered by the Company’s executives for a total value of $1,750.

Holders of shares of common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

Cold Gin Corporation

(A Development Stage Company)

Notes to the Financial Statements Audited

December 31, 2006

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

 Cold Gin Corporation

(A Development Stage Company)

Notes to the Financial Statements Audited

December 31, 2006

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its financial statements.

The Company does not expect any other recently issued accounting pronouncements to have a material effect on its financial statements.

Note 4 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of ($1,750) since its inception and has not yet produced revenues from operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

COLD GIN CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
AS AT OCTOBER 31, 2007
	October	DECEMBER
	31, 2007	31, 2006
	(unaudited)	(audited)
ASSETS

Current
Cash	$ 100	$ -
Subscription receivable	-	100

TOTAL ASSETS	$ 100	$ 100

STOCKHOLDERS’ EQUITY

SHARE CAPITAL
Common shares, 50,000,000 authorized, par value $0.001
- issued and outstanding, 850,000	$ 850	$ 850

Preferred stock, 1,000,000 shares authorized, par value $0.01
- issued and outstanding, nil	-	-

Additional paid-in capital	1,000	1,000

Deficit accumulated during development stage	(1,750)	(1,750)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 100	$ 100

The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF EARNINGS
(unaudited)
FROM
INCEPTION
	TEN MONTHS	AUG 7, 2006
	ENDED	TO
	OCTOBER	OCTOBER
	31, 2007	31, 2007

REVENUE	$ -	$ -

OPERATING EXPENSES
Selling, general and administrative	-	1,750

Total Operating Expenses	-	1,750

NET LOSS	$ -	$ (1,750)

Weighted Average Number of Common Shares Outstanding	850,000	342,329

Net Loss Per Share - Basic and Fully Diluted	$ -	$ (0.005)

The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION,
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS’ EQUITY
FROM INCEPTION(AUGUST 7, 2006) TO OCTOBER 31, 2007
(unaudited)

				DEFICIT
				ACCUMULATED
			ADDITIONAL	DURING
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance - August 7, 2006	-	$ -	$ -	$ -	$ -

Common stock issued	850,000	850	1,000	-	1,850

Net loss - December 31, 2006	-	-	-	(1,750)	(1,750)

Balance - December 31, 2006	850,000	$ 850	$ 1,000	$ (1,750)	$ 100

Net loss - October 31, 2007	-	-	-	-	-

Balance - October 31, 2007	850,000	$ 850	$ 1,000	$ (1,750)	$ 100

The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
(unaudited)
		FROM
		INCEPTION
	TEN MONTHS	AUG 7, 2006
	ENDED	TO
	OCTOBER 31, 2007	OCTOBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	-	$ (1,750)
Stock issued for services rendered	-	1,750
Changes in assets and liabilities
Subscription receivable	100	(100)

NET CASH FLOWS FROM OPERATING ACTIVITIES	100	(100)

CASH FLOWS FROM FINANCING ACTIVITIES
Share capital issued	-	100

NET CASH FLOWS FROM FINANCING ACTIVITIES	-	100

Net Change In Cash	100	-

Cash and Cash Equivalents - beginning of period	-	-

Cash and Cash Equivalents - end of period	$ 100	$ -

 The accompanying notes are an integral part of the financial statements.

COLD GIN CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS UNAUDITED

October 31, 2007

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

COLD GIN CORPORATION (the “Company”) was incorporated in the State of Delaware on August 7,  2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

COLD GIN CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS UNAUDITED

October 31, 2007

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

(e)	Income Taxes: continued

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash equivalents approximates its fair value due to the short period of time to maturity.

(h)    Stock Based Compensation:

SFAS No. 123,  "Accounting for Stock-Based  Compensation,"  establishes and encourages the use of the fair value based method of accounting for stock-based compensation  arrangements under which compensation cost is determined using the fair value of stock-based  compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current  intrinsic value accounting  method specified  in  Accounting  Principles  Board  ("APB")  Opinion  No. 25, "Accounting  for Stock Issued to Employees," to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability.  Stock option awards are valued using the Black-Scholes option-pricing model.

(i)    Comprehensive Income:

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and

COLD GIN CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS UNAUDITED

October 31, 2007

(i)	Comprehensive Income: continued

unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

NOTE 2 -  CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 51,000,000 shares consisting of 50,000,000 common shares with a par value of $.001 and 1,000,000 Series A Preferred shares with a par value $0.01.  Series A Preferred shares have not yet been issued.  On August 9, 2006, the Company issued 10,000 common shares for $100.  Additionally the Company issued a total of 840,000 common shares for services rendered by the Company’s executives for a total value of $1,750.

Holders of shares of common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

COLD GIN CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS UNAUDITED

October 31, 2007

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

COLD GIN CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS UNAUDITED

October 31, 2007

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its financial statements.

The Company does not expect any other recently issued accounting pronouncements to have a material effect on its financial statements.

Note 4 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of ($1,750) since its inception and has not yet produced revenues from operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

[end financial statements]

Up to 500,000 shares

Cold Gin Corporation  Common stock

------------------------

Prospectus

------------------------

February 14, 2008

Cold Gin Corporation

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

Telephone: 734-686-0137

Telecopier: 734-929-9601

Until                                    , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

====================================================================

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• payments of unlawful dividends or unlawful stock repurchases or redemptions; or

• any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

                                          ----------

SEC registration fee ...................  $    39.00

Blue Sky fees and expenses .............    3,000.00

Printing and shipping expenses .........    2,000.00

Legal fees and expenses ................    5,000.00

Accounting fees and expenses ...........    2,500.00

Transfer agent and misc. expenses ......      800.00

                                          ----------

       Total                              $13,339.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      The purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

 Number      Exhibit Name

 -------     ---------------------------------------------

  1.1       Subscription Agreement

  3.1       Certificate of Incorporation

  3.2       By-Laws

  5.1       Opinion of Jillian Sidoti, Esq.

             regarding legality

 10.1       Loan Agreement with Peter Klamka

 23.1       Consent of Maddox Unger Silberstein, PLLC

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Detroit, State of Michigan, on February 5, 2008.

                                Cold Gin Corporation

                                /s/ Eric Joffe

                                -----------------------------------

                                Eric Joffe,

                                President, Chief Executive Officer,

                                Treasurer and Principal Financial

                                Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                      TITLE                        DATE

      ---------                      -----                        ----

/s/ Eric Joffe          President, Treasurer and Director   February 14, 2008

---------------------    (Principal Executive, Financial

Eric Joffe                  and Accounting Officer)

/s/ Eric Joffe             Vice President and Secretary      February 14, 2008

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Eric Joffe